                       Service Systems International, Ltd.
                         Computation of Per-Share Income
                              Treasury Stock Method
                            As Modified for 20% Test


                                                                  PERIOD ENDED  MAY 31, 1999
                                                                          NINE MONTHS



Weighted average number of shares outstanding                                   12,713,432
                                                                               -----------
                                                                               -----------


Total common and common equivalent shares                                       12,783,988
                                                                               -----------
                                                                               -----------


Net income (loss) for the period                                               $(1,124,967)
                                                                               -----------
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Total common and common equivalent shares                                        12,783,988
                                                                               -----------
                                                                               -----------


Loss per common and common equivalent shares                                   $     (0.09)
                                                                               -----------
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Earnings per share:

The earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding for the period. Common stock equivalents are excluded from the computation if their effect would be anti-dilutive.